Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES THIRD QUARTER
AND NINE-MONTH FINANCIAL RESULTS

Clearwater, Florida (October 18, 2004) -- Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter and nine months ended September 30, 2004.

For the quarter ended September 30, 2004, revenues were $322.0 million, a 9% increase over revenues of $296.3 million for the third quarter of 2003.  The 9% increase in revenues was comprised of 6% internal growth and 3% acquisition growth.  Medicare reimbursement reductions for respiratory medications that took effect in 2004 reduced total revenues in the quarter by $14.0 million, or 5%.  Net income for the quarter ended September 30, 2004, was $70.4 million compared to net income of $60.4 million for the third quarter of 2003.  Diluted earnings per share were $0.69 for the quarter ended September 30, 2004, an increase of 17% over the $0.59 diluted earnings per share for the comparable period last year.

Revenues for the nine-month period ended September 30, 2004, were $944.3 million, a 12% increase over revenues of $844.6 million for the comparable period in 2003.  The 12% increase in revenues was comprised of 8% internal growth and 4% acquisition growth.  The Medicare reimbursement reductions for respiratory medications reduced total revenues in the period by $39.9 million, or 5%.  Net income for the nine months ended September 30, 2004, was $200.7 million compared to net income of $170.2 million for the first nine months of 2003.  Diluted earnings per share were $1.97 for the nine months ended September 30, 2004, an increase of 22% over the $1.61 diluted earnings per share for the comparable period last year.

During the third quarter of 2004, Lincare completed the acquisition of four companies with annual revenues of approximately $5.0 million.  The acquired businesses were located in California, Illinois, Kentucky and Tennessee.  Lincare added 24 new operating centers in the third quarter, with four of those locations derived from acquisitions and 20 locations derived from internal expansion.  The total number of Lincare locations expanded to 787 at the end of the third quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased to report that Lincare achieved strong growth in revenues, earnings and cash flows during the third quarter and first nine months of 2004.  Our operating centers achieved strong customer and revenue growth during the three- and nine-month periods and we successfully controlled expenses at our operating and overhead locations.”

Mr. Byrnes added, “We remain committed to our strategy to be the market leader in the provision of home-based respiratory therapy services and to maintain our balanced approach to growth from internal development and acquisitions of local and regional companies.  This year, we have continued to aggressively open denovo locations in new and contiguous geographic markets, and have remained moderately active in the acquisition market as we await further information from Medicare regarding 2005 payment rates for respiratory services.”  During the first nine months of 2004, Lincare added 46 new operating centers via internal expansion and acquired 17 companies with annual revenues of approximately $25.0 million.

Mr. Byrnes continued, “We greatly appreciate the leadership of Health and Human Services (HHS) Secretary Tommy Thompson, Centers for Medicare and Medicaid Services (CMS) Administrator Mark McClellan, and their respective staffs, in working to ensure continued access for Medicare patients to critical respiratory therapy services.  They have carefully reviewed data supplied by Lincare and other providers to identify an appropriate range for a dispensing fee for inhalation therapy drugs in 2005.  Based on CMS’s published comments to the Government Accountability Office’s draft report entitled ‘Medicare: Appropriate Dispensing Fee Needed for Suppliers of Inhalation Therapy Drugs,’ Lincare expects to be able to continue to provide these services to Medicare patients next year.  We look forward to continuing to work with HHS and CMS as they develop definitive reimbursement levels for inclusion in the agency’s final regulation over the next few weeks.”

Lincare generated $320.1 million of cash from operating activities during the first nine months of 2004, an increase of 22% over the comparable prior year period.  Investments of cash included $67.9 million in capital expenditures and $41.5 million in business acquisition expenditures.  Long-term obligations, including current maturities of bank debt, were $320.3 million at September 30, 2004.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home.  The Company provides services and equipment to over 520,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms  and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings.  If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements.  Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.
Financial Summary
(Unaudited)
(In thousands, except share and per share data)

	For the three months ended

	September 30, 2004	September 30, 2003

Net revenues	$322,010	$296,268
Costs and expenses:
Costs of goods and services	45,628	43,957
Operating expenses	67,473	65,391
Selling, general and administrative expenses	65,091	61,091
Bad debt expense	4,830	4,444
Depreciation expense	21,897	19,289
Amortization expense	383	381
Operating income	116,708	101,715
Interest and other expense	3,802	5,192
Income before income taxes	112,906	96,523
Income taxes	42,498	36,100
Net income	$70,408	$60,423
Basic earnings per common share	$0.71	$0.61
Diluted earnings per common share	$0.69	$0.59
Weighted average number of common shares outstanding	99,807,228	99,236,013
Weighted average number of common shares and common share equivalents outstanding	102,028,443	102,430,230

	For the nine months ended

	September 30, 2004	September 30, 2003

Net revenues	$944,290	$844,573
Costs and expenses:
Costs of goods and services	137,063	125,663
Operating expenses	198,778	188,509
Selling, general and administrative expenses	193,745	177,366
Bad debt expense	14,164	12,669
Depreciation expense	65,022	54,659
Amortization expense	1,141	1,208
Operating income	334,377	284,499
Interest and other expense	12,563	12,686
Income before income taxes	321,814	271,813
Income taxes	121,094	101,658
Net income	$200,720	$170,155
Basic earnings per common share	$2.02	$1.66
Diluted earnings per common share	$1.97	$1.61
Weighted average number of common shares outstanding	99,428,137	102,730,930
Weighted average number of common shares and common share equivalents outstanding	101,734,040	105,566,183

LINCARE HOLDINGS INC.
Selected Balance Sheet Data
(Unaudited)
(In thousands)

	September 30, 2004	December 31, 2003

Cash	$177,149	$9,815
Accounts Receivable, Net	146,378	151,194
Current Assets	332,286	187,090
Total Assets	1,627,395	1,431,660
Current Liabilities	146,420	147,157
Long Term Obligations, including Current Maturities of Bank Debt	320,323	370,817
Stockholders’ Equity	1,071,064	848,247